Exhibit 99.1

Contacts:
Coinstar, Inc.	Shamrock Activist Value Fund:

Investors	Media
Brian Turner, Chief Financial Officer	Clifford A. Miller
425-943-8000	818-973-4297

Media
Marci Maule, Director Public Relations
425-943-8277

Tom Ryan
ICR, Inc.
203-682-8200

Matthew Sherman / Barrett Golden
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
FOR IMMEDIATE RELEASE
COINSTAR AND SHAMROCK ACTIVIST VALUE FUND
REACH AGREEMENT TO RESOLVE PROXY CONTEST
AT 2008 ANNUAL MEETING OF STOCKHOLDERS
BELLEVUE, Wash.– May 28, 2008 – Coinstar, Inc. (NASDAQ: CSTR) and The Shamrock Activist Value Fund (“SAVF” or “Shamrock”), which currently owns approximately 13.3% of Coinstar’s outstanding shares, today announced that they have reached an agreement that will resolve the proxy contest related to the Company’s 2008 Annual Meeting of Stockholders.
Under the terms of the agreement, the Company’s Board of Directors today appointed Arik Ahitov, one of the three director candidates previously nominated by SAVF for election to Coinstar’s Board, as a Coinstar director in the class of directors whose term expires in 2010. SAVF, in turn, will terminate its proxy contest and will not nominate any candidates for election as directors at the Coinstar 2008 Annual Meeting on June 3, 2008. With the addition of the SAVF Board designee, Coinstar’s Board will be expanded to eight directors.
In addition, Coinstar has agreed to proceed with its previously announced plan to add an additional independent director to its Board by March 1, 2009. The new director will be selected from a group of candidates submitted for nomination by Coinstar’s major stockholders, including SAVF. The Board’s Nominating and Governance Committee will consider, among other things, the director candidates’ overall qualifications and background, as well as any specialized experience serving as an independent director of a public company or having executive or board positions in the chain retail store environment, other significant areas of Coinstar’s customer base, electronic money transfer, or other businesses that are part of, or complementary with, Coinstar’s 4th WallTM businesses. The new director, who will be appointed to the class of directors whose term expires in 2009, will be included on the Board’s slate of nominees for election for a new three-year term at the 2009 Annual Meeting. With the addition of the second new director, Coinstar’s Board will be expanded to nine directors.

In connection with the appointment of the two new directors to Coinstar’s Board, SAVF has agreed to not solicit proxies in connection with the 2008 Annual Meeting, and to vote its shares in support of all of the Board’s director nominees to be presented at the 2008 Annual Meeting. Additionally, SAVF has agreed to abide by certain standstill provisions, including, among other things, not soliciting proxies for or otherwise participating in any contested election relating to Coinstar directors or submitting any proposal at Coinstar stockholder meetings through the completion of the 2010 Annual Meeting of Stockholders, with certain exceptions specified in the agreement.
Keith D. Grinstein, Coinstar’s Chairman of the Board, said, “We are pleased to have reached this agreement with Shamrock, our largest investor, which we believe is in the best interests of the Company and all Coinstar stockholders. During the past few months, we have met with a large number of our major stockholders, and we value their insights regarding the future of our Company. We believe our stockholders support the addition of new independent directors to our Board. Our Board is committed to enhancing value for all Coinstar stockholders and we look forward to working with our new directors to continue executing our successful 4th Wall strategy.”
“As Coinstar’s largest stockholder, we are pleased to have reached an amicable resolution which we believe is in the best interest of all Coinstar stockholders,” Michael McConnell of the Shamrock Activist Value Fund stated.  “The addition of two new independent directors, including Arik Ahitov, one of our director candidates, to Coinstar’s Board is a positive, stockholder friendly step that, we believe, will bring additional perspectives and skills beneficial to the Company and its stockholders.  Our Board designee will work diligently and constructively with his fellow board members.”
Mr. McConnell added, “We endorse the Company’s 4th Wall strategy and look forward to working with management as it executes against that strategy to drive improved returns on invested capital and stockholder value.”
Arik Ahitov joined Shamrock Capital Advisors, Inc. in September 2004, where he currently serves as a Vice President, a position he has held since September 2006. Mr. Ahitov has also served as a portfolio manager for the Shamrock Activist Value Fund since September 2004 and is a CFA Level 3 candidate. Prior to obtaining his Masters in Business Administration from the University of California, Los Angeles Anderson School of Management, Mr. Ahitov served as a consultant for Mitchell Madison Group, a management consulting firm, a business strategy analyst for FreeDecision, a technology start-up company, and as an investment banker at both Salomon Smith Barney, a financial advisory services firm, and Royal Management, an investment services firm. Mr. Ahitov graduated from Northwestern University with a Bachelor of Arts degree.
Additional information relating to the agreement with SAVF will be contained in a Form 8-K to be filed by the Company.
About The Shamrock Activist Value Fund
The Shamrock Activist Value fund was formed by Shamrock Holdings, Inc. to make equity investments in small-cap, publicly-traded companies.  The Shamrock Activist Value fund combines a deep value focus with a strategy of responsible stockholder activism.  The Shamrock Activist Value Fund’s theory of activist investing relies on the ability of engaged stockholders to advocate for corporate changes designed to unlock value for all stakeholders.
Founded in 1978, Shamrock Holdings has been an investor in a wide range of domestic and international private equity transactions, marketable securities and real estate. Shamrock Holding’s foundation as the private investment firm for a distinguished family — the Roy E. Disney family — has helped to build a strong tradition of integrity, service and responsibility to our investors and portfolio companies.

About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, money transfer, electronic payment solutions, entertainment services and self-service DVD rental. The Company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Important Additional Information
On April 30, 2008, Coinstar began mailing to its stockholders a definitive proxy statement with a WHITE Proxy Card and other materials in connection with Coinstar’s 2008 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ COINSTAR’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other documents relating to the 2008 Annual Meeting and Coinstar can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website, www.coinstar.com, under: About Us – Investor Relations – SEC Filings. The contents of the websites above are not deemed to be incorporated by reference into the definitive proxy statement or other materials. In addition, copies of the definitive proxy statement, WHITE Proxy Card and other materials may be requested by contacting our proxy solicitor, Georgeson Inc. by phone, toll-free, at 1-(888) 605-7543.
Detailed information regarding the names, affiliations and interests of individuals who are participants, including Coinstar directors and certain executive officers and other employees, in the solicitation of proxies of Coinstar’s stockholders is available in Coinstar’s definitive proxy statement.
Safe Harbor for Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Coinstar, Inc.’s anticipated performance and Board actions. Forward-looking statements are not guarantees of future performance and actions, and they may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar, including its Board, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, actions taken by Coinstar’s stockholders, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, fewer than expected installations, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this press release. Coinstar undertakes no obligation to update the information provided herein.
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